Exhibit 10-I

                                                                CONFORMED COPY

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                                  COMMITMENT
                              TRANSFER AGREEMENT







                          Dated as of April 26, 1996








                        CHRYSLER FINANCIAL CORPORATION,
                                  as Borrower







                    CHEMICAL BANK, as Administrative Agent



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










                               TABLE OF CONTENTS

                                                                          Page

 SECTION 1.  DEFINITIONS..................................................  1
     1.1  Defined Terms...................................................  1
     1.2  Other Definitional Provisions................................... 10

SECTION 2.  AMOUNT AND TERMS OF THE COMMITMENTS........................... 10
    2.1  The Commitments.................................................. 10
    2.2  Procedure for Borrowing.......................................... 11
    2.3  Repayment of Outstanding Loans................................... 12
    2.4  Evidence of Debt................................................. 12
    2.5  Prepayments...................................................... 12
    2.6  Minimum Amount of Eurodollar Tranches............................ 12
    2.7  Interest Rate and Payment Dates.................................. 12
    2.8  Mandatory Repayments............................................. 13
    2.9  Conversion and Continuation Options.............................. 13
    2.10  Computation of Interest......................................... 14
    2.11  Inability to Determine Eurodollar Rate.......................... 14
    2.12  Pro Rata Treatment and Payments................................. 15
    2.13  Increased Costs................................................. 15
    2.14  Transfer of Eurodollar Loans.................................... 17
    2.15  Indemnity....................................................... 17
    2.16  Taxes........................................................... 17
    2.17  Transferred Commitment.......................................... 19
    2.18  Use of Proceeds................................................. 19

SECTION 3.  REPRESENTATIONS AND WARRANTIES................................ 19
    3.1  Financial Condition.............................................. 19
    3.2  No Change........................................................ 19
    3.3  Corporate Existence.............................................. 19
    3.4  Corporate Authorization; No Violation............................ 20
    3.5  Government Authorization......................................... 20
    3.6  Federal Regulations.............................................. 20
    3.7  Enforceable Obligations.......................................... 20
    3.8  No Material Litigation........................................... 20
    3.9  Taxes............................................................ 20
    3.10  ERISA........................................................... 20
    3.11  Investment Company Act; Other Regulations....................... 21
    3.12  Existing Financial Covenants.................................... 21

SECTION 4.  CONDITIONS PRECEDENT ......................................... 21
     4.1  Conditions to Effectiveness..................................... 21
     4.2  Conditions to All Loans......................................... 22
             (a)  Representations and Warranties.......................... 22
             (b)  No Default or Event of Default.......................... 22

SECTION 5.  AFFIRMATIVE COVENANTS......................................... 22
     5.1  Financial Statements, etc....................................... 22

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                                                                          Page

     5.2  Maintenance of Existence........................................ 23
     5.3  Notices......................................................... 23

SECTION 6.  NEGATIVE COVENANTS............................................ 24
     6.1  Debt to Equity Ratio............................................ 24
     6.2  Limitation on Fundamental Change................................ 24
     6.3  Limitation on Liens............................................. 24
     6.4  Additional Covenants............................................ 26

SECTION 7.  EVENTS OF DEFAULT............................................. 27

SECTION 8.  THE ADMINISTRATIVE AGENT...................................... 29
     8.1  Appointment..................................................... 29
     8.2  Delegation of Duties............................................ 29
     8.3  Exculpatory Provisions.......................................... 29
     8.4  Reliance by Administrative Agent and CASC....................... 29
     8.5  Notice of Default............................................... 30
     8.6  Non-Reliance on Administrative Agent, Other Banks and CASC.......30
     8.7  Indemnification................................................. 31
     8.8  Administrative Agent in its Individual Capacity................. 31
     8.9  Successor Administrative Agent.................................. 31

SECTION 9.  MISCELLANEOUS................................................. 31
     9.1  Amendments and Waivers.......................................... 31
     9.2  Notices......................................................... 32
     9.3  Clearing Accounts............................................... 33
     9.4  No Waiver; Cumulative Remedies.................................. 33
     9.5  Survival of Representations and Warranties...................... 34
     9.6  Payment of Expenses............................................. 34
     9.7  Successors and Assigns; Participations and Assignments.......... 34
     9.8  Right of Set-off................................................ 36
     9.9  Adjustments..................................................... 36
     9.10  New Banks...................................................... 36
     9.11  Increase in Commitments........................................ 37
     9.12  Tax Forms...................................................... 37
     9.13  Counterparts................................................... 38
     9.14  Governing Law.................................................. 38
     9.15  Submission to Jurisdiction; Waivers............................ 38
     9.16  Integration.................................................... 38
     9.17   WAIVERS OF JURY TRIAL......................................... 39


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SCHEDULES

Schedule I             -      Banks
Schedule II            -      Existing Financial Covenants


EXHIBITS

Exhibit A-1            -      Form of Opinion of Simpson Thacher & Bartlett
Exhibit A-2            -      Form of Opinion of General Counsel
Exhibit B              -      Form of New Bank Supplement
Exhibit C              -      Form of Addendum
Exhibit D              -      Form of Closing Certificate
Exhibit E              -      Form of Note

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                  COMMITMENT TRANSFER AGREEMENT dated as of April 26, 1996
among CHRYSLER FINANCIAL CORPORATION, a Michigan corporation (the "Company"), the several financial institutions parties to this Agreement (collectively, the "Banks"; individually, a "Bank") and CHEMICAL BANK, a New York banking corporation ("Chemical"), as administrative agent for the Banks.

         The parties hereto hereby agree as follows:


                  SECTION 1.  DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms defined in the caption to this Agreement shall have the meanings set forth therein and the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accumulated Funding Deficiency" shall mean any "accumulated funding deficiency" as defined in Section 302 of ERISA.

                  "ACH" shall mean an Automated Clearing House.

                  "Addendum" shall mean an instrument, substantially in the form of Exhibit C, by which a Bank becomes a party to this Agreement.

                  "Affected Bank" shall have the meaning set forth in subsection 2.13.

                  "Administrative Agent" shall mean Chemical Bank and its affiliates, in their respective capacities as administrative agent for the Banks under this Agreement and arranger of the Commitments, together with any of their respective successors.

                  "Agreement" shall mean this Commitment Transfer Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Applicable Margin" shall mean, with respect to each Eurodollar Loan at any date, the applicable percentage per annum set forth below based upon the Status and Utilization on such date (provided that if the Commitments have been terminated prior to such date, the Utilization for such date shall be deemed to be greater than 50%):


                            Level I   Level II  Level III  Level IV   Level V
Utilization                 Status     Status    Status     Status    Status
- -----------                 -------   --------  ---------  --------   -------
Less than or equal to
50%:                        0.1300%    0.1600%   0.2250%    0.2500%   0.5000%

Greater than 50%:           0.2550%    0.2850%   0.3500%    0.3750%   0.6250%


                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in Dollars at Chemical's domestic offices.

                  "Available Transferred Commitment" shall mean, as to any Bank, at a particular time, an amount equal to the excess, if any, of
         (a) the amount of such Bank's Commitment at such time over (b) the aggregate unpaid principal amount at such time of all Loans made by such Bank pursuant to subsection 2.1; collectively, as to all the Banks, the "Available Transferred Commitments".

                  "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Effective Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced; "Base CD Rate" shall mean the sum of (a) the product of
         (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and
         (b) the Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
         Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported for such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business
         Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Base CD Rate or the Effective Federal Funds Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate, respectively.

                  "Base Rate Loans" shall mean Loans hereunder at such time as they bear interest at a rate based upon the Base Rate.

                  "Borrowing Date" shall mean any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Company requests the Banks to make Loans hereunder.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan with respect to which the Eurodollar Rate is determined based upon the Telerate screen in accordance with the definition of Eurodollar Rate, "Business Day" shall mean any Business Day on which dealings in foreign currencies



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                                                                             3


         and exchange between banks may be carried on in London, England and New York, New York.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASC" shall mean Chemical Bank Agency Services (and any successor).

                  "CFC Affiliate" shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with the Company (including, without limitation, Chrysler and its subsidiaries, but excluding any Subsidiary). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the power, directly or indirectly, either to (a) vote 20% or more of the securities (or other equity interests) of such Person having ordinary voting power or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities (or other equity interests) or by contract or otherwise.

                  "Change of Control" shall mean any of the following events or circumstances: (a) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (i) acquire beneficial ownership of more than 50% of any outstanding class of common stock of Chrysler having ordinary voting power in the election of directors of Chrysler or
         (ii) obtain the power (whether or not exercised) to elect a majority of Chrysler's directors or (b) the Board of Directors of Chrysler shall not consist of a majority of Continuing Directors. As used in this definition, "Continuing Directors" shall mean the directors of Chrysler on the Effective Date and each other director of Chrysler, if such other director's nomination for election to the Board of Directors of Chrysler is recommended by a majority of the then Continuing Directors.

                  "Chrysler" shall mean Chrysler Corporation, a Delaware corporation.

                  "Chrysler Agreement" shall mean the Revolving Credit Agreement dated as of April 26, 1996 among Chrysler Corporation, Chrysler Canada Ltd., the banks parties thereto, Royal Bank of Canada, as Canadian administrative agent, and Chemical Bank, as administrative agent, as the same may be amended, modified or supplemented from time to time.

                  "Clearing Account" shall mean, as to any Bank, the bank account designated in its Addendum, or such other bank account as such Bank shall designate in writing to the Administrative Agent from time to time, provided that such other bank account shall be maintained at the office of an ACH member.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean, as to any Bank, its obligation to make Loans to the Company pursuant to subsection 2.1 in the amount referred to therein, as such amount may be determined from time to time pursuant to subsection 2.17; collectively, as to all the Banks, the "Commitments".




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                                                                             4


                  "Commitment Percentage" shall mean, as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment.

                  "Commitment Period" shall mean the period from and including the Effective Date (or, in the case of an assignee that is not already a Bank and any New Bank, from the date that such Person becomes party to this Agreement as provided in subsection 9.7 or 9.10, as applicable) to but not including the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and is treated as a single employer under
         Section 414 of the Code.

                  "Contractual Obligation" shall mean, as to any Person, any enforceable provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "D&P" shall mean Duff & Phelps Credit Rating Company and its successors.

                  "Debt" shall mean, at any date, the amount which would appear in accordance with GAAP on a consolidated balance sheet of the Company and its Subsidiaries on such date opposite the heading "debt" (or any similar item).

                  "Default" shall mean any of the events specified in Section 7, whether or not any requirement for the giving of notice, lapse of time, or both, or the happening of any other condition, has been satisfied.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary other than a Foreign Subsidiary.

                  "Effective Date" shall mean, subject to satisfaction of the conditions specified in subsection 4.1, April 26, 1996.

                  "Effective Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions between members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Equity" shall mean, at any date, the amount which would appear in accordance with GAAP on a consolidated balance sheet of the Company and its Subsidiaries on such date opposite the heading "total shareholders' investment" (or any similar item).

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" shall mean, in the case of any Eurodollar Loan, with respect to each day during each Interest Period (other than any seven-day Interest Period) pertaining to such Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, provided, that in the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Company. In the absence of such agreement, and in the case of any seven-day Interest Period pertaining to such Eurodollar Loan, the "Eurodollar Rate" shall instead be the rate per annum equal to the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of the relevant Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Tranche" shall mean and be a collective reference to Eurodollar Loans having the same Interest Period, whether or not originally made on the same day.

                  "Event of Default" shall mean any of the events specified in
         Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or the happening of any other condition, has been satisfied.

                  "Excess Utilization Period" shall mean any Utilization Period with respect to which the Utilization exceeds 50%.

                  "Existing Commitment Transfer Agreement" shall mean the Fifth Amended and Restated Commitment Transfer Agreement dated as of May 1, 1995 among the Company, the banks parties thereto and Chemical, as Agent.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Final Date" shall mean the later of (a) the last day of the Commitment Period and (b) the date on which all of the Loans shall have been paid in full.

                  "Finance Business" shall mean (a) the small loan, personal finance, consumer finance or installment credit business (including the business of making collateral loans secured by credit obligations or personal property), (b) the sales finance business and the business of purchasing and selling notes and accounts receivable (whether or not repayable in installments) and interests therein, (c) the commercial financing and factoring business as generally conducted, including the leasing of tangible personal property, and
         (d) any business (including, without limitation, securitization and other receivables-based transactions) related to or conducted in connection with any business of the character referred to in the foregoing clauses (a), (b) and (c) other than insurance underwriting.

                  "Finance-Related Insurance Business" shall mean the business of (a) insuring articles and merchandise the sale or leasing of which is financed in the ordinary course of the Finance Business, (b) insuring the lives of individuals who are liable for the payment of the amounts owing on such sales or leases and writing accident and health insurance on such individuals, (c) automobile dealership property, liability, workers compensation and related insurance, (d) motor vehicle physical damage and liability insurance, and such other insurance business that is not described in clause (a), (b), (c) or
         (d) above to the extent that such insurance business does not produce at any time aggregate premiums written (net of reinsurance ceded) by all Subsidiaries in an amount greater than 50% of the aggregate amount of all premiums written (net of reinsurance ceded) at such time in all of the insurance business of such Subsidiaries.

                  "Finance Subsidiary" shall mean any Domestic Subsidiary that is engaged primarily in the Finance Business.

                  "Fitch" shall mean Fitch Investors Service, Inc. and its successors.

                  "Foreign Subsidiary" shall mean any Subsidiary that (a) is organized under the laws of any jurisdiction outside the United States of America, Puerto Rico and Canada, or (b) conducts the major portion of its business outside the United States of America, Puerto Rico and Canada.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, except that for the purposes of determining compliance with the covenants set forth in Section 6, "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on December 31, 1995 applied consistently with those used in compiling the financial statements included in the 1995 Annual Report.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indebtedness" shall mean, as applied to any Person, at any date, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services which would appear on a consolidated balance sheet of such Person (or, in the case of the Company and its Subsidiaries, the Company) prepared in accordance with GAAP, (b) obligations of such Person under leases which appear as capital leases on a consolidated balance sheet of such Person prepared in accordance with GAAP and (c) any withdrawal obligation of such Person or any Commonly Controlled Entity thereof to a Multiemployer Plan.

                  "Interest Period" shall mean with respect to any Eurodollar
         Tranche:

                               (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending seven days or one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                              (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Tranche and ending seven days or one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto (or, if no such period is specified, ending one month thereafter);

         provided that, the foregoing provisions are subject to the following:

                                    (A) if any Interest Period would otherwise
                           end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (B) no Interest Period may be selected by
                           the Company if such Interest Period would end after the Termination Date; and

                                    (C) any Interest Period of at least one
                           month's duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month.

                  "Level" shall mean any of Level I, Level II, Level III, Level IV or Level V.

                  "Level I" shall mean any of the following long-term senior unsecured debt ratings: A+ or better by S&P, A1 or better by Moody's, A+ or better by D&P or A+ or better by Fitch.

                  "Level II" shall mean any of the following long-term senior unsecured debt ratings: A or A- by S&P, A2 or A3 by Moody's, A or A-by D&P or A or A- by Fitch.

                  "Level III" shall mean any of the following long-term senior unsecured debt ratings: BBB+ or BBB by S&P, Baa1 or Baa2 by Moody's, BBB+ or BBB by D&P or BBB+ or BBB by Fitch.

                  "Level IV" shall mean any of the following long-term senior unsecured debt ratings: BBB- by S&P, Baa3 by Moody's, BBB- by D&P or BBB- by Fitch.

                  "Level V" shall mean any of the following long-term senior unsecured debt ratings: BB+ or lower (or unrated) by S&P, Ba1 or lower (or unrated) by Moody's, BB+ or lower (or unrated) by D&P or BB+ or lower (or unrated) by Fitch.

                  "Lien" shall mean, with respect to any property of any Person, any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest of any kind in or with respect to such property (including, without limitation, any conditional sale or other title retention agreement, and any financing lease under which such Person is lessee having substantially the same economic effect as any of the foregoing).

                  "Loan" shall have the meaning set forth in subsection 2.1(a).

                  "Long Term Revolving Credit Agreement" shall mean (i) the Long Term Revolving Credit Agreement, dated as of April 26, 1996, among the Company, Chrysler Credit Canada Ltd., the financial institutions from time to time parties thereto, the Managing Agents parties thereto, Royal Bank of Canada, as Canadian administrative agent, and Chemical Bank, as administrative agent, as amended, supplemented, or otherwise modified from time to time, or (ii) if such Revolving Credit Agreement is refinanced, refunded or otherwise replaced by another bank revolving credit agreement, such agreement, as amended, supplemented or otherwise modified from time to time.

                  "Material Indebtedness" shall mean any item or related items of Indebtedness (or, in the case of any revolving credit facility, any commitments) having an aggregate principal amount of at least $100,000,000 (or the equivalent thereof in any other currency).

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "New Bank" shall have the meaning set forth in subsection
         9.10.

                  "1995 Annual Report" shall mean the Company's annual report to stockholders for the fiscal year ended December 31, 1995.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor corporation.

                  "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Plan" shall mean any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Prohibited Transaction" shall mean any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

                  "Rating Agencies" shall mean the collective reference to D&P, Fitch, Moody's and S&P.

                  "Real Estate Business" shall mean the acquisition, development, leasing, financing, management, maintenance and disposition of real property, including, without limitation, automotive dealership facilities and dealership site control arrangements.

                  "Reference Banks" shall mean Chemical, Royal Bank of Canada and Swiss Bank Corporation; provided, that, for the purposes of determining the Eurodollar Rate with respect to any seven-day Interest Period, Chemical shall be the sole Reference Bank.

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder.

                  "Required Banks" shall mean, at any date, Banks having at least 51% of the aggregate amount of the Commitments at such date or, if the Commitments have been terminated, Banks holding at least 51% of the outstanding principal amount of the Loans hereunder.

                  "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean, at any particular time, the Chairman of the Board of Directors, the President, the chief financial officer, the Vice President - Corporate Finance and Development, the Treasurer or the Controller of the Company.

                  "S&P" shall mean Standard & Poor's Ratings Services, and its successors.

                  "Short Term Revolving Credit Agreement" shall mean (i) the Short Term Revolving Credit Agreement, dated as of April 26, 1996, among the Company, Chrysler Credit Canada Ltd., the financial institutions from time to time parties thereto, the Managing Agents parties thereto, Royal Bank of Canada, as Canadian administrative agent, and Chemical Bank, as administrative agent, as amended, supplemented, or otherwise modified from time to time, or (ii) if such Revolving Credit Agreement is refinanced, refunded or otherwise replaced by another bank revolving credit agreement, such agreement, as amended, supplemented or otherwise modified from time to time.

                  "Significant Subsidiary" shall mean at the time of any determination thereof (a) any Finance Subsidiary and (b) any other Subsidiary the assets of which constitute at least 5% of the consolidated assets of the Company and its Subsidiaries as stated on the consolidated financial statements of the Company and its Subsidiaries for the most recently ended fiscal quarter of the Company, provided, that the term "Significant Subsidiary" shall not include any Special Purpose Subsidiary.

                  "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

                  "Special Purpose Subsidiary" shall mean any Subsidiary created for the sole purpose of purchasing assets from the Company or any Finance Subsidiary with the intention and for the purpose of using such assets in a securitization transaction.

                  "Status" shall mean, as to the Company, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be. For the purposes of this definition, "Status" will be set at the lowest Level assigned to the Company by any Rating Agency, unless only one Rating Agency has assigned such Level to the Company, in which case the Company's Status will be set at the second lowest Level assigned to the Company by any Rating Agency.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority to which Chemical is subject with respect to the Base CD Rate (as such term is used in the definition of "Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" shall mean any corporation of which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries shall at the time own shares of any class or classes (however designated) having voting power for the election of at least a majority of the members of the board of directors (or other governing body) of such corporation.

                  "Termination Date" shall mean as to any Bank the "Termination Date" as defined in the Chrysler Agreement.

                  "Transferred Commitment" shall have the meaning set forth in subsection 2.17.

                  "Type" shall mean, as to any Loan hereunder, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Utilization" shall mean, for any Utilization Period, the percentage equivalent of a fraction (a) the numerator of which is the average daily principal amount of Loans outstanding during such Utilization Period and (b) the denominator of which is the average daily amount of the aggregate Commitments of all Banks during such Utilization Period.

                  "Utilization Period" shall mean (a) each fiscal quarter of the Company and (b) any portion of a fiscal quarter of the Company ending on the Final Date.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                  SECTION 2.  AMOUNT AND TERMS OF THE COMMITMENTS

                  2.1 The Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make loans ("Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Bank's Transferred Commitment at such time set opposite such Bank's name in the most recent effective notice delivered by Chrysler pursuant to subsection 2.5 of the Chrysler Agreement. During the Commitment Period, the Company may use such Commitment by borrowing, prepaying or repaying the Loans of such Bank, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) Loans hereunder may be Base Rate Loans or Eurodollar Loans, or part Base Rate Loans and part Eurodollar Loans, as determined by the Company and notified to the Administrative

Agent in accordance with subsection 2.2, provided that no Eurodollar Loans shall be made after the date which is seven days prior to the Termination Date.

                  2.2 Procedure for Borrowing. (a) The Company may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, and (ii) one Business Day prior to the requested Borrowing Date, otherwise) specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurodollar Loan or a Base Rate Loan or a combination thereof, and (D) if such borrowing is to be entirely or partly a Eurodollar Loan, the length of the Interest Period for such Eurodollar Loan. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank thereof. Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in such notice, each Bank shall (subject to subsection 9.3(b)) deposit in its Clearing Account an amount in immediately available funds equal to the amount of the Loan to be made by such Bank. The Administrative Agent shall, pursuant to subsection 9.3(a), cause such amount to be withdrawn from each such Clearing Account and shall make the aggregate amount so withdrawn available to the Company by depositing the proceeds thereof in the account of the Company with the Administrative Agent on the date such Loans are made for transmittal by the Administrative Agent upon the Company's request. Each borrowing pursuant to the Commitments shall be in an aggregate principal amount of the lesser of (i) $25,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) the then Available Transferred Commitments, provided that, with respect to any borrowing of Eurodollar Loans, after giving effect thereto, subsection 2.6 shall not have been contravened.

                  (b) Unless the Administrative Agent shall have received notice from a Bank prior to a Borrowing Date that such Bank will not make available to the Administrative Agent such Bank's ratable portion of the relevant borrowing through such Bank's Clearing Account, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent through such Bank's Clearing Account on the date of such borrowing in accordance with subsection 2.2(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If the Administrative Agent does, in such circumstances, make available to the Company such amount, such Bank shall make such ratable portion available to the Administrative Agent forthwith on demand, together with interest thereon for each day from and including such Borrowing Date that such ratable portion was not made available, to but excluding the date such Bank makes its share of such borrowing available to the Administrative Agent, at the Effective Federal Funds Rate. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on such Borrowing Date for all purposes of this Agreement. If such amount is not so made available to the Administrative Agent, then the Administrative Agent shall notify the Company of such failure and on the fourth Business Day following such Borrowing Date, the Company shall pay to the Administrative Agent such ratable portion, together with interest thereon for each day that the Company had the use of such ratable portion at the Effective Federal Funds Rate. Nothing contained in this subsection 2.2(b) shall relieve any Bank which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                  (c) The failure of any Bank to make the Loan to be made by it on any Borrowing Date shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such Borrowing Date.

                  2.3 Repayment of Outstanding Loans. The Company shall repay all outstanding Loans (together with all accrued unpaid interest thereon) on the Termination Date.

                  2.4 Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to the appropriate lending office of such Bank resulting from each Loan made by such lending office of such Bank from time to time, including the amounts of principal and interest payable and paid to such lending office of such Bank from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 9.7(f), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Company and each Bank's share thereof.

                  (c) The entries made in the Register and accounts maintained pursuant to paragraphs (a) and (b) of this subsection 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Bank in accordance with the terms of this Agreement.

                  2.5 Prepayments. The Company may, at any time and from time to time, prepay the Loans hereunder, in whole or in part, without premium or penalty, upon prior notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time,
(i) three Business Days prior to the repayment date in the case of Eurodollar Loans and (ii) one Business Day prior to the repayment date otherwise) specifying the date and amount of prepayment, and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each, provided that, each prepayment of Eurodollar Loans on a day other than the last day of the related Interest Period shall require the payment of any amounts payable by the Company pursuant to subsection 2.15. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof. Any such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $25,000,000 or a multiple of $1,000,000 in excess thereof, and after giving effect thereto subsection 2.6 shall not have been contravened.

                  2.6 Minimum Amount of Eurodollar Tranches. All borrowings, payments, prepayments, continuations and conversions hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising any Eurodollar Tranche shall not be less than $50,000,000.

                  2.7 Interest Rate and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period therefor on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Margin.

                  (b) The Base Rate Loans shall bear interest for each day on the unpaid principal amount thereof, at a rate per annum equal to the Base Rate determined for such day.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.7 plus 1% or (y) in the case of any overdue interest or other amount, the rate described in subsection 2.7(b) plus 1%, in each case from the date of such non-payment to (but excluding) the date on which such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears (i) with respect to Eurodollar Loans having an Interest Period of three months or less, on the last day of such Interest Period, (ii) with respect to Eurodollar Loans having an Interest Period longer than three months, on each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (iii) with respect to Base Rate Loans, on the last day of each March, June, September and December, and
(iv) with respect to all Loans, upon each repayment, prepayment or conversion thereof; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand. The amount of interest on any Eurodollar Loans to be paid on any date as specified above shall in each case be determined under the assumption that the Utilization for the Utilization Period(s) during which such interest accrued was less than 50%. On the first Business Day following the last day of each Excess Utilization Period, the Company shall pay to the Administrative Agent, for the benefit of the Banks, an additional amount of interest equal to the excess (if any) of (i) the amount of interest which accrued during such Utilization Period after giving effect to the actual Utilization for such Utilization Period (whether or not such accrued interest was actually payable during such Utilization Period) over (ii) the amount of interest which would have accrued during such Utilization Period if the Utilization during such Utilization Period had been less than 50%.

                  2.8 Mandatory Repayments. The Company, without notice or demand, shall immediately repay the Loans hereunder to the extent that the aggregate amount thereof exceeds the Commitments from time to time in effect.

                  2.9 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Banks have determined in its or their sole discretion that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.6 shall not have been contravened and (iii) no Base Rate Loan may be converted into a Eurodollar Loan after the date that is seven days prior to the Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving irrevocable notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Banks have determined in its or their sole discretion that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.6 would be contravened or (iii) after the date that is seven days prior to the Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any notice given by the Company pursuant to this subsection 2.9(b), the Administrative Agent shall promptly notify each Bank thereof.

                  2.10 Computation of Interest. (a) Interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year, for the actual days elapsed. Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall, as soon as practicable, notify the Company and the Banks of each determination of the Eurodollar Rate with respect to Eurodollar Loans. Any change in the interest rate in respect of a Loan resulting from a change in the Base Rate or the Applicable Margin shall become effective as of the opening of business on the day on which a change in the Base Rate shall become effective or such Applicable Margin changes as provided herein, as the case may be. The Administrative Agent shall notify the Company and the Banks of the effective date and the amount of each such change in the Base Rate.

                  (b) Each determination, pursuant to and in accordance with any provision of this Agreement, of an interest rate applicable to a Eurodollar Loan for any Interest Period by the Administrative Agent, and each determination by a Reference Bank of a rate with respect to a Eurodollar Loan for any Interest Period to be notified to the Administrative Agent pursuant to the definition of "Eurodollar Rate" shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing any quotations given by the Reference Banks and the computations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.7(a).

                  (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or, as the case may be, Loans made by it hereunder are assigned, or prepaid or repaid (otherwise than on the ratable prepayment or repayment of the Loans among the Banks) for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall be only one Reference Bank remaining, then the Administrative Agent (after consultation with the Company and the Banks) shall, as soon as practicable thereafter, by notice to the Company and the Banks, designate another Bank that is willing to act as a Reference Bank so that there shall at all times be at least two Reference Banks. In acting to so designate another Bank to serve as a Reference Bank, the Administrative Agent will use its best efforts to ensure that one Reference Bank will, at all times, be a Bank that has its headquarters office located outside the United States.

                  (d) If any of the Reference Banks shall be unable or shall otherwise fail to provide notice of a rate to the Administrative Agent upon its request with respect to a Eurodollar Loan, the Eurodollar Rate shall be determined on the basis of rates provided in notices of the remaining Reference Banks.

                  2.11 Inability to Determine Eurodollar Rate. In the event that (a) the Administrative Agent determines (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate in respect of any Eurodollar Loans, or (b) the Required Banks determine (which determination shall be conclusive and binding upon the Company) and shall notify the Administrative Agent that the rates of interest referred to in the definition of "Eurodollar Rate" as the basis upon which the rate of interest for Eurodollar Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining Eurodollar Loans, in each case with respect to any proposed Loan that the Company has requested to be made as a Eurodollar Loan, the Administrative Agent shall forthwith give facsimile transmission or other written notice of such determination to the Company and the Banks at least one Business Day prior to the requested Borrowing Date for such Eurodollar Loan. If such notice is given, any requested borrowing of a Eurodollar Loan shall be made as a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made.

                  2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Company from the Banks and any reduction of the amount of the Commitments of the Banks hereunder (except for the reduction or termination of a particular Bank's Commitment pursuant to subsection 2.16) shall be made pro rata according to the amounts of the then existing Commitments. Each payment (including each prepayment) by the Company on account of principal and interest (except for payments to a particular Bank pursuant to subsection 2.13, 2.15, or 2.16), shall be made on a pro rata basis according to the amounts of the then outstanding Loans of the Banks hereunder. All payments (including prepayments) by the Company shall be made without setoff or counterclaim to the Administrative Agent for the account of the Banks at the office of the Administrative Agent referred to in subsection 9.2 in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such payments to each Bank entitled to receive a portion thereof in like funds as received. If any payment hereunder (other than a payment in respect of a Eurodollar Loan) becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from and including the date such amount is distributed to such Bank to but excluding the date such Bank repays such amount to the Administrative Agent at the Effective Federal Funds Rate for each such day. Nothing contained in this subsection 2.12(b) shall relieve the Company from its obligations to make payments on all amounts due hereunder in accordance with the terms hereof.

                  2.13 Increased Costs. (a) In the event that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority enacted or made subsequent to the date hereof:

                      (i) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank; or

                  (ii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, or maintaining advances or extensions of credit or to reduce any amounts receivable hereunder (such increase in cost or reduction in amounts receivable, "Increased Costs") then, in any such case, the Company shall promptly pay to the Administrative Agent for the account of such Bank, upon the written demand of such Bank to the Company (with a copy to the Administrative Agent), so long as such Increased Costs are not otherwise included in the amounts required to be paid to such Bank pursuant to subsection 2.13(b), 2.15, or 2.16, any additional amounts necessary to compensate such Bank for such Increased Costs which such Bank deems to be material as determined by such Bank with respect to its Eurodollar Loans. If a Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.13(a), it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.

                  (b) Upon notice from any Affected Bank (as hereinafter defined), the Company shall pay to the Administrative Agent for the account of such Affected Bank an additional amount for each Eurodollar Loan of such Affected Bank, payable on the last day of the Interest Period with respect thereto, equal to

                    P X [[R / (1.00 - r)] - R] X [T / 360]


Where P =     the principal amount of such Eurodollar Loan of such Bank;

      R =     the Eurodollar Rate (expressed as a decimal) for such Interest
              Period;

      T = the number of days in such Interest Period during which such Bank was an "Affected Bank"; and

      r = the aggregate of rates (expressed as a decimal) of reserve requirements ("Reserve Requirements") current on the date two Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

                  The term "Affected Bank" shall mean any Bank party to this Agreement that (i) is (x) organized under the laws of the United States or any State thereof or (y) a bank organized under laws other than those of the United States of America or a State thereof that is funding its Eurodollar Loans through a branch or agency located in the United States of America and (ii) is subject to actual Reserve Requirements in respect of its Eurodollar Loans. Each Bank agrees to notify the

Administrative Agent promptly upon becoming an Affected Bank, and of any subsequent change of status, disclosing the effective date of such change.

                  2.14 Transfer of Eurodollar Loans. Upon the occurrence of any of the events specified in subsection 2.13(a), each Bank whose Eurodollar Loans are affected by any such event agrees that it will transfer its Eurodollar Loans affected by any such event to another branch office (or, if such Bank so elects, to an affiliate) of such Bank, provided that such transfer shall be made only if such Bank shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that, (a) on the basis of existing circumstances, such transfer will avoid such events and will not result in any additional costs, liabilities or expenses to such Bank or to the Company and (b) such transfer is otherwise consistent with the interests of such Bank.

                  2.15 Indemnity. The Company agrees to indemnify each Bank and to hold such Bank harmless from all losses or expenses (including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder, but excluding loss of the Applicable Margin) which such Bank may sustain or incur as a consequence of (a) failure by the Company in making any payment when due (whether by acceleration or otherwise) of the principal amount of or interest on the Eurodollar Loans of such Bank, (b) failure by the Company in making a borrowing of Eurodollar Loans, or a conversion into or continuation of Eurodollar Loans, after the Company has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (c) failure by the Company in making any prepayment after the Company has given a notice in accordance with subsection
2.5 or (d) a prepayment of a Eurodollar Loan on a day that is not the last day of the Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. The agreements in this subsection 2.15 shall survive the payment of the Loans and all other amounts payable hereunder.

                  2.16 Taxes. (a) In the event that the adoption of any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, in each case after the date hereof, shall require any Taxes (as hereinafter defined) to be withheld or deducted from any amount payable to any Bank under this Agreement, upon notice by such Bank to the Company (with a copy to the Administrative Agent) to the effect that (i) as a result of the adoption of such law, rule, regulation, treaty or directive or a change therein or in the interpretation thereof, Taxes are being withheld or deducted from amounts payable to such Bank under this Agreement and (ii) such Bank has taken all action required to be taken by it to avoid the imposition of such Taxes pursuant to paragraph (c) of this subsection 2.16 prior to demanding indemnification under this paragraph (a), the Company will pay to the Administrative Agent for the account of such Bank additional amounts so that such additional amounts, together with amounts otherwise payable under this Agreement, will yield to such Bank, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, the amount stated to be payable under this Agreement. The term "Taxes" shall mean all net income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), excluding, with respect to any Bank, net income and franchise taxes imposed with respect to net income by any country (or any political subdivision or taxing authority thereof or therein) where such Bank is organized or, in respect of such Bank's Eurodollar Loans, by the country (or any political subdivision or tax authority thereof or therein) where such Bank's Eurodollar Loans are booked and, in respect of such Bank's Base Rate Loans, by the country (or any political subdivision or tax authority thereof or therein) where such Bank's Base Rate Loans are booked. If the Company fails to pay any Taxes when due following notification by any Bank as provided above, the Company shall indemnify such Bank for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure by the Company to make such payment. The Company may, upon payment by the Company to any Bank claiming indemnification under this paragraph (a) of any amount payable by the Company to such Bank, elect by not less than four Business Days' prior written notice to such Bank to terminate the Commitment of such Bank and prepay the Loans of such Bank outstanding hereunder on the next day upon which a prepayment may be made pursuant to subsection 2.5.

                  (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or any successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or any successor form. Each such Bank also agrees to deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Administrative Agent. Such Bank shall certify (i) in the case of Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                  (c) No Bank may request indemnification for any Taxes from the Company under paragraph (a) of this subsection 2.16 to the extent that such Taxes would have been avoided or reduced by such Bank's transfer of its Loans affected by such event to another office of such Bank (or to an affiliate of such Bank), by such Bank's properly claiming the benefit of any exemption from or reduction of such Taxes (whether provided by statute, treaty or otherwise) including, without limitation, by delivering the forms required by paragraph (b) of this subsection 2.16, or by such Bank's taking any other action which in its judgment is reasonable to avoid or reduce such Taxes, provided that such Bank shall not be required to (i) take any action which in the reasonable judgment of such Bank could directly or indirectly result in any increased cost or expense or in any loss of opportunity to such Bank unless the Company shall have provided to such Bank indemnity or reimbursement therefor in form and substance reasonably satisfactory to such Bank or (ii) claim or apply any tax credit against such Taxes.

                  (d) Within 30 days after the payment by the Company of any Taxes withheld or deducted from any amount payable to any Bank under this Agreement, and irrespective of whether such Bank is entitled to demand indemnification in respect thereof under paragraph (a) above, the Company will furnish to such Bank (with a copy to the Administrative Agent), the original or a certified copy of a receipt evidencing payment thereof.

                  2.17 Transferred Commitment. (a) The Company and each Bank agree that Chrysler may by giving four days' notice to the Administrative Agent, each Bank and the Company (which notice shall, upon receipt by the Administrative Agent supersede and cancel all prior notices hereunder), consent to the transfer to and borrowing by the Company hereunder of such portion of the Available Chrysler/CFC Commitments (as such term is defined in the Chrysler Agreement) as may be specified in such notice (as to each Bank, its "Transferred Commitment"; collectively for all the Banks, the "Transferred Commitments"). As of the Effective Date, the Transferred Commitments shall be zero, unless Chrysler shall have delivered a notice pursuant to the foregoing sentence at least four days prior to the Effective Date. Each notice given pursuant to this subsection shall indicate the total Transferred Commitments and as to each Bank, its pro rata Transferred Commitment.

                  (b) The Company also agrees that Chrysler may, by giving thirty days' written notice to the Administrative Agent, each Bank and the Company, withdraw any consent to the transfer to and borrowing by the Company given in accordance with subsection 2.17(a) in respect of any portion of the Transferred Commitments not utilized by the Company as of the date of such notice.

                  2.18 Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Company for general corporate purposes.


                  SECTION 3.  REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks to enter into this Agreement and to make the Loans herein provided for, the Company hereby represents and warrants to each Bank that:

                  3.1 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated statements of net earnings and cash flows for the fiscal year ended on such date, certified by Deloitte & Touche LLP, copies of which have been delivered to each Bank, present fairly the consolidated financial position of the Company and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1996 and the related consolidated statements of net earnings and cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have been delivered to each Bank, present fairly the consolidated financial condition of the Company and its Subsidiaries as at such date, and the consolidated results of their operations for the three-month period then ended (subject to normal year-end audit adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As at March 31, 1996, neither the Company nor any of its Subsidiaries had any asset, liability, contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Company and its Subsidiaries taken as a whole, which was not reflected in the foregoing statements or in the notes thereto.

                  3.2 No Change. Between December 31, 1995 and the Effective Date, there has been no material adverse change in the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  3.3 Corporate Existence. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and (b) is duly qualified as a foreign corporation to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of business transacted by it makes such qualification necessary, except in the case of this clause (b) to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  3.4 Corporate Authorization; No Violation. The execution, delivery and performance by the Company of this Agreement are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, and do not contravene any Requirement of Law or Contractual Obligation of the Company, except to the extent that such contravention would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of the Company to fulfill its obligations under this Agreement or on the rights and remedies of the Administrative Agent and the Banks hereunder.

                  3.5 Government Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Company for the due execution, delivery and performance by the Company of this Agreement.

                  3.6 Federal Regulations. Neither the Company nor any of its Subsidiaries is principally engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U, T, G or X issued by the Federal Reserve Board), and no proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  3.7 Enforceable Obligations. This Agreement has been duly executed and delivered on behalf of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by principles of equity, whether considered in a proceeding in equity or at law.

                  3.8 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues, in which there is a reasonable likelihood of an adverse determination (a) with respect to this Agreement or any of the transactions contemplated hereby, if such adverse determination would have a material adverse effect on the ability of the Company to fulfill its obligations under this Agreement or on the rights and remedies of the Administrative Agent and the Banks hereunder or (b) which would, if adversely determined, have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

                  3.9 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which to the knowledge of the Company are required to be filed, and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if any, have been provided on the books of the Company or its Subsidiaries, as the case may be).

                  3.10 ERISA. No Prohibited Transaction or Accumulated Funding Deficiency (other than those that have been waived by the Internal Revenue Service) has occurred since July 1, 1974 with respect to any Plan and no Reportable Event has occurred since July 1, 1974 with respect to any Plan which could in either case subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole. The projected benefit obligations with respect to all benefits, both vested and nonvested, under all Single Employer Plans (based on the most recently available actuarial information and computed in accordance with Statement of Accounting Standards No. 87) maintained by the Company or a Commonly Controlled Entity did not exceed, at December 31, 1995, the fair value of the assets of such Plans.

                  3.11 Investment Company Act; Other Regulations. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

                  3.12 Existing Financial Covenants. Schedule II hereto sets forth a list of all Material Indebtedness of the Company or any Significant Subsidiary the documentation with respect to which includes a financial covenant which is more onerous than, or materially different from, the financial covenant contained in subsection 6.1, together with a complete and correct transcription of the text of each such financial covenant.


                  SECTION 4.  CONDITIONS PRECEDENT

                  4.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) Execution of Agreement and Addenda. (i) This Agreement shall have been executed and delivered by a duly authorized officer of each of the Company and the Administrative Agent and (ii) the Administrative Agent shall have received an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on
         Schedule I.

                  (b) Closing Certificate. The Administrative Agent shall have received a certificate of the Company, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company, and attaching the documents referred to in subsection 4.1(c) and (d).

                  (c) Corporate Proceedings of the Company. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of this Agreement and (ii) the borrowings contemplated hereunder.

                  (d) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Company.

                  (e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions, with a copy for each
         Bank:

                           (i) the executed legal opinion of Simpson Thacher &
                  Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit A-1; and

                           (ii) the executed legal opinion of Allan L.
                  Ronquillo, Esq., General Counsel of the Company, substantially in the form of Exhibit A-2.

                  (f) Existing Commitment Transfer Agreement. The Administrative Agent shall have received satisfactory evidence that the Existing Commitment Transfer Agreement shall have been terminated pursuant to an irrevocable notice of termination and that any amounts owing thereunder by the Company shall have been (or shall upon the occurrence of the Effective Date be) paid in full. Without affecting any terms of the Existing Commitment Transfer Agreement which expressly survive the termination of the Existing Commitment Transfer Agreement, each Bank party to the Existing Commitment Transfer Agreement hereby waives any requirement of advance notice of such termination contained in the Existing Commitment Transfer Agreement and hereby agrees that the Existing Commitment Transfer Agreement and any commitments thereunder (subject to receipt of any other required consents of any other Person) shall terminate simultaneously with the satisfaction of the conditions to effectiveness set forth in this subsection 4.1.

The Administrative Agent shall notify the Banks of the Effective Date promptly after the occurrence thereof.

                  4.2 Conditions to All Loans. The obligation of each Bank to make any Loan on or after the Effective Date to be made by it hereunder is subject to the satisfaction of the conditions precedent described in clauses
(a) and (b) below:

                  (a) Representations and Warranties. The representations and warranties made by the Company herein shall be correct in all material respects on and as of the Borrowing Date for such Loan as if made on and as of such date, except for any such representations or warranties which relate solely to an earlier date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to the Loans to be made on such Borrowing Date.

                  Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of each such borrowing that the conditions in this subsection 4.2 have been satisfied.


                  SECTION 5.  AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees that so long as the Commitments remain in effect, any Loan made hereunder remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder:

                  5.1 Financial Statements, etc. (a) The Company will furnish to each Bank:

                      (i) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, copies of financial statements of the Company and its Subsidiaries consisting of, at a minimum, balance sheets of the Company and its Subsidiaries on a consolidated basis as of the end of such quarterly accounting period, and related statements of net earnings and cash flows for the portion of such fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail and prepared and certified (subject to year-end audit adjustments) by a Responsible Officer (which certification may be included in the certificate referred to in subsection 5.1(a)(iii)) and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year;

                     (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, copies of financial statements of the Company and its Subsidiaries consisting of, at a minimum, balance sheets of the Company and its Subsidiaries on a consolidated basis as of the end of such fiscal year, and related statements of net earnings and cash flows for such fiscal year, all in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company and stating in comparative form the respective figures as of the end of and for the previous fiscal year;

                    (iii) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Company furnished pursuant to paragraphs (a)(i) and (a)(ii) of this subsection 5.1, a certificate of a Responsible Officer stating that, based on an examination which in the opinion of the signer is sufficient to enable him to make an informed statement, the Company and its Subsidiaries have performed and observed all of, and neither the Company nor any of its Subsidiaries is in default in the performance or observance of any of, the terms, covenants, agreements and conditions of this Agreement or, if the Company or any of its Subsidiaries shall be in default, specifying all such defaults and the nature thereof, of which the signer of such certificate may have knowledge; and

                     (iv) such other information relating to the affairs of the Company and its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

                  (b) (i) Upon written request by any Bank through the Administrative Agent, the Company will furnish to such Bank copies of all such reports of the type a publicly held corporation would generally make available to its stockholders as the Company shall make available to its parent company and (ii) upon written request of the Administrative Agent, the Company will furnish to the Administrative Agent all regular and periodic reports which the Company or any Subsidiary may be required to file with the Securities and Exchange Commission or any similar or corresponding government department, commission, board, bureau or agency, domestic or foreign, or with any securities exchange.

                  5.2 Maintenance of Existence. The Company will, and will cause each Subsidiary to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except for rights, privileges and franchises the loss of which would not in the aggregate in the reasonable business judgment of the Company have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, and except as otherwise permitted by subsection 6.2.

                  5.3 Notices. The Company will promptly give notice to the Administrative Agent (which shall notify the Banks) of (a) the occurrence of any Default or Event of Default (accompanied by a certificate of a Responsible Officer specifying the nature of such event, the period of existence thereof, and the action that the Company proposes to take with respect thereto) and (b) the execution and delivery of any documentation with respect to any Material Indebtedness of the Company or any Significant Subsidiary if such documentation includes a financial covenant which is more onerous than, or materially different from, the financial covenant contained in subsection 6.1, accompanied by a complete and correct transcription of the text of such financial covenant. The delivery of any such notice shall be deemed to automatically amend
Schedule II to reflect the existence of such financial covenant and the text thereof.


                  SECTION 6.  NEGATIVE COVENANTS

                  The Company hereby covenants and agrees that so long as the Commitments remain in effect, any Loan made hereunder remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder:

                  6.1 Debt to Equity Ratio. The Company will not permit the ratio of Debt on the last day of any fiscal quarter of the Company to Equity on such day to be greater than 11.0 to 1.0.

                  6.2 Limitation on Fundamental Change. The Company will not
(a) merge or consolidate with any other Person (unless (i) the Company shall be the continuing corporation and (ii) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing) or (b) sell or convey all or substantially all of its assets to any Person.

                  6.3 Limitation on Liens. (a) The Company will not, and will not permit any Finance Subsidiary to, create, assume or incur, or suffer to be created, assumed or incurred or to exist, any Lien in respect of any property of any character of the Company or such Finance Subsidiary, whether heretofore or hereafter acquired; excluding, however, from the operation of this covenant:

                         (i) any deposit of assets of the Company or any of its Finance Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company or any of its Finance Subsidiaries, from any judgment or decree, or in connection with other proceedings or actions at law or in equity by or against the Company or any of its Finance Subsidiaries;

                        (ii) Liens created by any Finance Subsidiary in favor of the Company or a wholly-owned Subsidiary securing indebtedness of such Finance Subsidiary to the Company or a wholly-owned Subsidiary (which Liens cannot be transferred except to the Company or to another wholly-owned Subsidiary);

                       (iii) any deposits to secure public or statutory obligations of the Company or any of its Finance Subsidiaries, other than any such deposit made as a result of or in connection with the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) of Section 7(g);

                        (iv) any purchase money Liens in respect of fixed assets or other physical or real properties heretofore or hereafter acquired by the Company or any of its Finance Subsidiaries, or any Liens existing in respect of such property at the time of acquisition thereof; provided, however, that no such Lien shall extend to or cover any other property of the Company or such Finance Subsidiary, as the case may be;

                         (v) any Liens which are (A) in respect of fixed assets or other physical properties of a corporation which is not a Finance Subsidiary as of the date hereof, and (B) in existence at the time such corporation becomes a Finance Subsidiary;

                        (vi) the extension, renewal or replacement of any Lien permitted by paragraphs (i) through (v) above in respect of the same property theretofore subject thereto or the extension, renewal or replacement (without increase of principal amount) of the indebtedness secured thereby;

                       (vii) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Finance Subsidiary, as the case may be, in accordance with GAAP;

                      (viii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (A) which are not overdue for a period of more than 60 days or (B) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Finance Subsidiary, as the case may be, in accordance with GAAP;

                        (ix) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Finance Subsidiaries;

                         (x) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                    (xi) Liens granted on assets in connection with leveraged leases and project financings entered into in the ordinary course of the Finance Business;

                       (xii) Liens granted in connection with the cash collateralization of bankers' acceptances pursuant to the Long Term Revolving Credit Agreement or the Short Term Revolving Credit Agreement;

                      (xiii) Liens on receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada); and

                       (xiv) Liens to secure Indebtedness and other obligations of the Company or any of its Finance Subsidiaries not otherwise permitted by this subsection 6.3, but only to the extent that the aggregate amount of Indebtedness and other obligations secured thereby does not at any time exceed $100,000,000 (or the equivalent thereof in any other currency).

                  (b) The Company will not permit any Domestic Subsidiary that is not a Finance Subsidiary to create, assume or incur, or suffer to be created, assumed or incurred or to exist, any Lien in respect of any property of any character of such Domestic Subsidiary, whether heretofore or hereafter acquired, excluding, however, from the operation of this covenant:

                         (i) Liens on property of such Domestic Subsidiary that would be permitted under subsection 6.3(a) if such Domestic Subsidiary were a Finance Subsidiary;

                        (ii) Liens on property of such Domestic Subsidiary that are incurred in the ordinary course of the Finance Business or the Real Estate Business of such Domestic Subsidiary; and

                       (iii) Liens on any property of such Domestic Subsidiary if such Domestic Subsidiary is a "single purpose" entity formed for the purpose of holding title to such property and engages in no activities other than those related to holding title to such property.

                  6.4 Additional Covenants. At any time after the occurrence of a Change of Control:

                           (a) Limitation on Dividends, Investments, etc. The Company shall not (i) declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary or (ii) make, or permit any Subsidiary to make, any investment, loan, advance, capital contribution or extension of credit (including by way of guaranty in favor of third party creditors), whether in cash or property or otherwise, in or to or for the benefit of any CFC Affiliate, except that (x) so long as no Event of Default has occurred and is continuing (or would occur after giving effect thereto), the Company may declare and pay any scheduled dividend on, and make redemptions of, preferred stock issued by the Company to any Person (other than a CFC Affiliate) to the extent permitted by the terms thereof and (y) the Company and its Subsidiaries may make investments, loans, advances and extensions of credit in or to or for the benefit of any CFC Affiliate in the ordinary course of its Finance Business consistent with historical practices (in each case determined as of the date of such Change of Control) and in accordance with subsection 6.4(c).

                           (b) Minimum Equity. The Company shall not permit Equity (determined without giving effect to any redemption of preferred stock of the Company made pursuant to subsection 6.5(a) after the date of such Change of Control) to be less than an amount equal to Equity as of the day immediately preceding the occurrence of such Change of Control minus $250,000,000.

                           (c) Limitation on Amendments to Intercompany
         Agreements; CFC Affiliate Transactions. The Company shall not, and shall not permit any Subsidiary to, (i) amend or modify, or agree to amend or modify, any of the provisions of any Intercompany Agreement in a manner materially adverse to the interests of either (x) the Company and its Subsidiaries taken as a whole or (y) the Banks, or
         (ii) enter into, or agree to enter into, any Intercompany Agreement which is materially adverse to the interests of either (x) the Company and its Subsidiaries taken as a whole or (y) the Banks. In addition, the Company shall not, and shall not permit any Subsidiary to, engage in any transaction with any CFC Affiliate (other than the Company and its Subsidiaries) on terms substantially less favorable to the Company or such Subsidiary than would be obtainable at the time in comparable transactions of the Company or such Subsidiary with Persons not CFC Affiliates. As used in this subsection 6.4(c), "Intercompany Agreement" means any agreement between the Company or any Subsidiary and any CFC Affiliate, any instrument issued by the Company or any Subsidiary to any CFC Affiliate and any instrument issued by any CFC Affiliate to the Company or any Subsidiary.

                           (d) Limitation on Lines of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than the Finance Business, the Finance- Related Insurance Business and the other businesses in which the Company and its Subsidiaries are engaged as of the date of such Change of Control, and other than businesses in which the Company or any of its Subsidiaries may be involved in connection with or related to any workout, liquidation, foreclosure or other realization on or disposition of assets in which it has a security interest, or any other exercise of rights or remedies pursuant to a workout in connection with any financing (whether equity or debt) provided by the Company or any of its Subsidiaries to any Person.


                  SECTION 7.  EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events:

                  (a) the Company shall fail to pay any principal of any Loan made hereunder when due in accordance with the terms hereof; or to pay any interest on any Loan made hereunder or any other amount payable hereunder within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made by the Company herein, or deemed made by the Company pursuant to Section 3 or 4, or contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) the Company shall default in the observance or performance of any agreement contained in subsection 6.1, 6.2 or 6.4; or

                  (d) the Company shall default in the observance or performance of any other agreement, covenant or term contained in this Agreement (including any failure to make any payment required hereunder other than as described in paragraph (a) above), and such default shall continue unremedied for a period of 30 days after receipt by the Company of notice of such default from the Administrative Agent; or

                  (e) the Company or any Significant Subsidiary shall default in any payment of $25,000,000 (or the equivalent thereof in any other currency) or more of principal of or interest on any Indebtedness or in the payment of $25,000,000 (or the equivalent thereof in any other currency) or more on account of any guarantee in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created; or

                  (f) (i) the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or
         (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or
         (iii) above; or (v) the Company or any of its Significant Subsidiaries shall admit in writing its inability to pay its debts generally as they become due; or

                  (g) (i) any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through (v) above, the Administrative Agent shall have notified the Company that, in the opinion of the Required Banks, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

                  (h) one or more final judgments or decrees shall be entered against the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000,000 (or the equivalent thereof in any other currency) or more, shall have been unpaid for a period of 60 days and shall not have been stayed; or

                  (i) Chrysler shall at any time fail to own at least 51% of the issued and outstanding shares of the common stock of the Company; or

                  (j) the Company or any of its Significant Subsidiaries shall default in the observance or performance of any financial covenant contained in any instrument or agreement evidencing, securing or relating to any of its Material Indebtedness, the effect of which default is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Material Indebtedness to become due prior to its stated maturity;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required

Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this
Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                  SECTION 8.  THE ADMINISTRATIVE AGENT

                  8.1 Appointment. Each Bank hereby irrevocably designates and appoints Chemical as the Administrative Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes Chemical as Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limiting the foregoing, the Administrative Agent may appoint CASC as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Company and distribution of funds to the Banks and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

                  8.3 Exculpatory Provisions. Neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CASC) shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for any failure of the Company to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

                  8.4 Reliance by Administrative Agent and CASC. The Administrative Agent and CASC shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent and CASC may deem and treat the Bank specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with subsection 9.7. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks (or, if so specified in this Agreement, all of the Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall, in all cases, be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks (or, if so specified in this Agreement, all of the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the obligations owing by the Company hereunder.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks, and, if such notice is received from a Bank, the Administrative Agent shall give notice thereof to the Company and each other Bank. Subject to the proviso contained in the first sentence of subsection 9.1, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks (or, if so specified in this Agreement, all of the Banks), provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  8.6 Non-Reliance on Administrative Agent, Other Banks and CASC. Each Bank expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CASC) has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent and CASC that it has, independently and without reliance upon the Administrative Agent, any other Bank or CASC, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, any other Bank or CASC, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7 Indemnification. The Banks agree to indemnify the Administrative Agent and CASC (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated, ratably in accordance with such Commitment Percentages immediately prior to such date) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans made hereunder) be imposed on, incurred by or asserted against the Administrative Agent or CASC in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or CASC under or in connection with any of the foregoing, provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or CASC's gross negligence or willful misconduct. The agreements in this subsection 8.7 shall survive the payment of the Loans made hereunder and all other amounts payable hereunder.

                  8.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent, upon 30 days' notice to the Banks and the Company, and may be removed at any time with or without cause by the Required Banks. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company, or (b) if a successor agent shall not have been so appointed and approved within the thirty-day period following the Administrative Agent's notice to the Banks or its removal as Administrative Agent, the Administrative Agent shall then, with the consent of the Company, appoint a successor agent who shall serve as Administrative Agent until such time, if any, as the Required Banks appoint, and the Company approves, a successor agent as provided in (a) above. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing by the Company hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                  SECTION 9.  MISCELLANEOUS

                  9.1 Amendments and Waivers. With the written consent of the Required Banks, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or of the Company hereunder, and with the consent of the Required Banks, the Administrative Agent on behalf of the Banks may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent may specify (with such consent) in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or terms of any Bank's Commitment, or amend, modify or waive any provision of this subsection 9.1 or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or amend, modify or waive the provisions of subsection 9.8, in each case without the prior written consent of each Bank directly affected thereby, or (b) amend, modify or waive any provision of Section 8 without the prior written consent of the Administrative Agent. Each Bank hereby consents to the inclusion in this Agreement of each and every amendment, revision, addition, change, waiver or other modification to Section 7, Section 8 and/or the definitions of "Applicable Margin", "Base Rate", "Eurodollar Rate" and "Status" (including each defined term referred to in the definition of "Status") of the Long Term Revolving Credit Agreement made after the Effective Date (except to the extent relating to any provision contained in such Sections on the Effective Date as to which there is no comparable provision herein on the Effective Date) and each and every such amendment, revision, addition, change, waiver or other modification thereof is hereby incorporated, as in effect from time to time, into this Agreement with the same effect as if fully set forth in Section 5, Section 6 and/or the definitions of "Applicable Margin", "Base Rate", "Eurodollar Rate" and "Status" (including each defined term referred to in the definition of "Status") of this Agreement, as appropriate, provided that for purposes of this Agreement if the Long Term Revolving Credit Agreement is terminated such Sections 5 and 6 and such definitions of "Applicable Margin", "Base Rate", "Eurodollar Rate" and "Status" shall remain in effect for purposes of this Agreement in the form in which they shall be in effect on the date of such termination; provided, further, that for purposes of this Agreement if the Long Term Revolving Credit Agreement is amended so as to remove the covenant set forth in Section 8.3 of the Long Term Revolving Credit Agreement, subsection 6.3 hereof shall not be so amended, and if any provision of Section 8.3 of the Long Term Revolving Credit Agreement is amended or waived so as to grant to the financial institutions under the Long Term Revolving Credit Agreement a Lien on any assets of the Company or its Subsidiaries, the obligations of the Company hereunder shall be secured, and the Company shall take such action and execute such security documents as the Administrative Agent may reasonably request to further effect the security of such obligations, equally and ratably with its obligations to the financial institutions under the Long Term Revolving Credit Agreement. The Company will advise the Administrative Agent promptly of any amendment to or termination of the Long Term Revolving Credit Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Administrative Agent and all future holders of the obligations owing by the Company hereunder. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No provision of this subsection 9.1 shall limit the rights of any party hereto pursuant to subsections 2.13, 2.14, 2.15, 2.16, 9.8 and 9.9.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or when deposited in the mail, first class or air postage prepaid, or, in the case of telecopied notice, when telecopied, receipt acknowledged, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in its Addendum in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing by the Company hereunder:

          The Company:              Chrysler Financial Corporation
                                    27777 Franklin Road
                                    Southfield, Michigan 48034-8286
                                    Attention: Vice President and Treasurer
                                    Telecopy: 810-948-3801

          The Administrative Agent: Chemical Bank
                                    270 Park Avenue
                                    New York, New York 10017
                                    Attention: Rosemary Bradley
                                    Telecopy: 212-972-9854

                  With Copies
                  to:                Chemical Bank Agency
                                      Services
                                     Grand Central Tower
                                     140 East 45th Street
                                     New York, New York 10017
                                     Attention: Sandra Miklave
                                     Telecopy: 212-622-0002

provided that any notice, request or demand to or upon the Administrative Agent pursuant to subsection 2.2, 2.4, 2.17, or 8.5 shall not be effective until received.

                  9.3 Clearing Accounts. (a) Each Bank irrevocably authorizes the Administrative Agent and CASC to cause such Bank's Clearing Account to be debited as contemplated in subsection 2.2 and to cause to be created an overdraft in such account if the balance in such Bank's Clearing Account on a particular Borrowing Date is less than the amount of the Loan to be made by such Bank on such day. In addition each Bank irrevocably authorizes the Administrative Agent and CASC to cause such Bank's Clearing Account to be credited with its ratable share of payments received by the Administrative Agent from the Company. The Clearing Account of each Bank shall be maintained at its own expense and free of charge to the Administrative Agent, CASC and the Company.

                  (b) The Administrative Agent may at any time in its sole discretion, upon notice to the Company and the Banks, discontinue the use of ACH procedures in connection with Loans made pursuant hereto, and the Banks shall thereafter fund each Loan required to be made by them hereunder by making available the amount thereof to the Administrative Agent for the account of the Company at the office of the Administrative Agent set forth in subsection 9.2 in funds immediately available to the Administrative Agent.

                  9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or of the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

                  9.6  Payment of Expenses.  The Company agrees:

                  (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to or waiver under, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and the administration of this Agreement, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Administrative Agent and the Banks;

                  (b) to pay or reimburse each Bank and the Administrative Agent for all costs and expenses (other than legal fees and disbursements) incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents and the reasonable fees and disbursements of one firm of special counsel to the Administrative Agent and the Banks; and

                  (c) to (i) indemnify each Bank from and against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than legal fees and disbursements) of any kind whatsoever (and, with respect to any proceeding or related proceedings, the reasonable fees and disbursements of one firm of special counsel to the relevant Banks in connection with such proceeding(s)) which may at any time (including, without limitation, at any time following the payment of the Loans made hereunder) be imposed on, incurred by or asserted against such Bank in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Bank under or in connection with any of the foregoing, provided that the Company shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from (x) the ordinary course administration of this Agreement or such other documents by any Bank or (y) any Bank's gross negligence or willful misconduct or bad faith and (ii) pay or reimburse (x) each Bank for any payments made by such Bank to the Administrative Agent or CASC pursuant to the provisions of subsection 8.7 and (y) the Administrative Agent and CASC for any and all liabilities, expenses or disbursements incurred by any of them which pursuant to the provisions of subsection 8.7 are the subject of indemnification payments from the Banks to the extent that the Administrative Agent or CASC, for whatever reason, did not receive such indemnification payments from any Bank or Banks.

                  The agreements in this subsection 9.6 shall survive the repayment of the Loans made hereunder and all other amounts payable hereunder.

                  9.7 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks and the Administrative Agent, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any Loan made by it for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, provided, that the terms of any participation agreement or certificate relating to any such participation shall prohibit any subparticipations by such participant and provided, further any such participation agreement or certificate shall permit the Bank granting such participations the right to consent to waivers, amendments or supplements to this Agreement without the consent of such participant except in the case of (a) waivers of any Default or Event of Default described in Section 7(a), and (b) any amendment or modification extending the maturity of any Loan, or reducing the rate or extending the time of payment of interest thereon, or reducing the principal amount thereof. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in subsection 9.9 as fully as if it were a Bank hereunder. All amounts payable by the Company under Section 2 shall be determined as if such Bank had not sold such participations.

                  (c) Any Bank may assign to any Bank or additional bank or financial institution or any Federal Reserve Bank all or any part of its rights and obligations under this Agreement on the terms and conditions set forth in subsection 13.6(c), (d), (e) and (g) of the Chrysler Agreement, the provisions of which (including the definitions of defined terms used therein) are incorporated herein by reference as if set forth fully herein; provided, however, that in no event shall any such assignment by any Bank to any assignee (other than any pledge or assignment of Loans to a Federal Reserve
Bank) be permitted hereunder unless contemporaneously therewith such Bank shall assign to such assignee a percentage interest in such Bank's rights and obligations under the Chrysler Agreement that is equal to the percentage interest then being assigned hereunder.

                  (d) The Company authorizes each Bank to disclose to any Participant or Assignee (as defined in the Chrysler Agreement) (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

                  (e) In order to facilitate any pledge or assignment to any Federal Reserve Bank of any Loans made by any Bank hereunder, the Company hereby agrees that, upon request of any Bank at any time and from time to time after the Company has made its initial borrowing hereunder, the Company shall provide to such Bank, at the Company's own expense, a note, substantially in the form of Exhibit E, evidencing the Loans owing to such Bank.

                  (f) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a register (the "Register") for the recordation of the names and addresses of the Banks, the Commitments of the Banks, and the principal amount of each Type of Loan owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in any such entry.

                  9.8 Right of Set-off. Upon (a) the occurrence and during the continuance of an Event of Default and (b) with the consent of the Required Banks, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (including, without limitation, its branches) to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  9.9 Adjustments. If any Bank (a "benefitted Bank") shall at any time, except in connection with any termination or assignment of or by such Bank pursuant to this Agreement, receive any payment of all or part of its Loans made hereunder, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7, or otherwise) in a greater proportion than any such payment to, or any collateral received by, any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                  9.10 New Banks. During the term of this Agreement with the consent of the Company and upon notification to the Administrative Agent, one or more additional financial institutions may become a party to this Agreement by executing a supplement hereto with the Company and the Administrative Agent, substantially in the form of Exhibit B, whereupon such financial institution (herein called a "New Bank") shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that any such New Bank has also become a New Bank under the Chrysler Agreement pursuant to subsection 13.9 thereof. Effective as of the date on which any such New Bank becomes a Bank pursuant to the provisions of this subsection, the Administrative Agent, each Bank and the Company shall receive a notice from Chrysler of each Bank's Commitment and the aggregate Commitments pursuant to subsection 2.5 of the Chrysler Agreement. If on the date upon which such New Bank becomes a Bank pursuant to the provisions of this subsection 9.10, there is an unpaid principal amount of the Loans outstanding hereunder, the Company shall borrow from such New Bank through the Administrative Agent, in an amount determined by multiplying the amount of such New Bank's Commitment by a fraction, the numerator of which shall be the then unpaid principal amount of the Loans outstanding hereunder and the denominator of which shall be the aggregate Commitments of the Banks other than the New Bank. Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding, a financial institution that becomes a New Bank will make Eurodollar Loans to the Company (pro rata according to its Commitment Percentage) having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to the respective interest rates then applicable to such Eurodollar Loans. The Administrative Agent shall advise the Banks of each addition of a New Bank hereunder, of the amount of its Commitment and of the amount of any borrowing from it hereunder made simultaneously upon its addition.

                  9.11 Increase in Commitments. During the term of this Agreement, upon any Bank increasing its Commitment under the Chrysler Agreement and Chrysler giving the notice required by subsection 2.5(c) of the Chrysler Agreement, such Bank shall be deemed to have increased its Commitment hereunder as set forth in such notice, whereupon such Bank shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased. Effective as of the date on which any such Bank increases its Commitment pursuant to the provisions of this subsection 9.11, the Administrative Agent, each Bank and the Company shall receive a notice from Chrysler of each Bank's Commitment and the aggregate Commitments pursuant to subsection 2.5 of the Chrysler Agreement. If on the date upon which such Bank increases its Commitment pursuant to this subsection 9.11 there is an unpaid principal amount of the Loans hereunder, the Company shall borrow from such Bank through the Administrative Agent, in an amount determined by multiplying the amount of the increase in such Bank's Commitment by a fraction, the numerator of which shall be the then unpaid principal amount of the Loans outstanding hereunder and the denominator of which shall be the aggregate Commitments of the Banks other than the amount of the additional Commitment of such Bank. Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding, a Bank that increases its Commitment pursuant to this subsection 9.11 will make Eurodollar Loans to the Company (pro rata according to the amount of the increase in such Bank's Commitment) having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to the respective interest rates then applicable to such Eurodollar Loans. The Administrative Agent shall advise the Banks of such increase in the Commitment of a Bank and of the amount of any borrowing from it hereunder made simultaneously upon such increase.

                  9.12 Tax Forms. If any Bank which becomes a party to this Agreement on any day after the date hereof pursuant to subsection 9.7 or 9.10 is organized under the laws of any jurisdiction other than the United States or any state thereof, such Bank shall on such day (i) represent to the transferor Bank (if applicable), the Administrative Agent and the Company that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Bank (if applicable) with respect to any payments to be made to such Bank in respect of the Loans hereunder, (ii) furnish to the transferor Bank (if applicable), the Administrative Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agree (for the benefit of the transferor Bank (if applicable), the Administrative Agent and the Company) to provide the transferor Bank (if applicable), the Administrative Agent and the Company a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  9.13 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                  9.14 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

                  9.15 Submission to Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding commenced by any party hereto relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified with copies addressed as set forth in subsection 9.2; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  9.16 Integration. This Agreement represents the agreement of each party with respect to the subject matter hereof, and there are no promises or representations by the Administrative Agent or any Bank relative to the subject matter hereof not reflected herein.

                  9.17   WAIVERS OF JURY TRIAL.  THE COMPANY, THE
ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   CHRYSLER FINANCIAL CORPORATION


                                   By:\s\ D.M. Cantwell
                                      ------------------------------------
                                      Title:  Vice President and Treasurer



                                   CHEMICAL BANK, as Administrative Agent


                                   By:\s\ Rosemary Bradley
                                      ------------------------------------
                                      Title:  Vice President

                                                                 SCHEDULE I TO
                                                 COMMITMENT TRANSFER AGREEMENT



Chemical Bank
The Chase Manhattan Bank, N.A.
Royal Bank of Canada
ABN AMRO Bank N.V.
Bank of America NT & SA
The Bank of New York
The Bank of Nova Scotia
Banque Nationale de Paris, Chicago Branch
Canadian Imperial Bank of Commerce
Comerica Bank
Commerzbank Aktiengesellschaft Grand Cayman Branch
Credit Lyonnais Chicago Branch
NBD Bank
The Long-Term Credit Bank of Japan, Ltd. New York Branch
Morgan Guaranty Trust Company of New York
NationsBank, N.A.
Societe Generale
The Toronto-Dominion Bank
Arab Banking Corporation
Banca Nazionale Del Lavoro S.p.A. New York Branch
Bankers Trust Company
Bank of Montreal
Barclays Bank PLC
CARIPLO - Cassa di Risparmio delle Provincie Lombarde S.p.A.
Credit Suisse
The Dai-Ichi Kangyo Bank, Ltd.
The Fuji Bank, Limited
Istituto Bancario San Paolo di Torino SpA
Mellon Bank N.A.
National Bank of Canada
National Westminster Bank Plc
The Sanwa Bank, Ltd., The Chicago Branch
Swiss Bank Corporation, New York Branch
Union Bank of Switzerland (Chicago Branch)
The Yasuda Trust & Banking Co., Ltd.

                                                                SCHEDULE II TO
                                                 COMMITMENT TRANSFER AGREEMENT



                                     None

                                                                EXHIBIT A-1 TO
                                                 COMMITMENT TRANSFER AGREEMENT


                        [FORM OF OPINION OF SIMPSON THACHER & BARTLETT]


                                                   April 26, 1996


To:     Chemical Bank, as administrative agent under the
          Agreement referred to below
        270 Park Avenue
        New York, New York  10017

        The Banks listed on Schedule I hereto

               Re: The Commitment Transfer Agreement, dated as of April 26, 1996 (the "Agreement"), among Chrysler Financial Corporation (the "Company"), the Banks parties thereto and Chemical Bank, as administrative agent (the "Administrative Agent").

Ladies and Gentlemen:

               We have acted as counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Agreement.

               This opinion is delivered to you pursuant to subsection 4.1(e)(i) of the Agreement. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the respective meanings set forth in the Agreement.

               In arriving at the opinion expressed below, we have examined
(a) a counterpart of the Agreement, signed by the Company and the Administrative Agent and (b) such documents as we have deemed necessary or appropriate for the purposes of this opinion.

               In such examination, we have assumed the genuineness of all signatures, the authenticity, regularity and completeness of all documents submitted to us as originals, the completeness of all documents submitted to us as certified, conformed or photostatic copies and the conformity of such documents to the original documents.

               We have also assumed that the Agreement has been duly authorized, executed and delivered by the Company, that the Company is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute, deliver and perform its obligations under the Agreement, that the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, that the execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action on the part of the Company, do not contravene its certificate of incorporation or by-laws or similar organizational documents or violate, or require any consent not obtained under, any applicable law or regulation or any order, writ, injunction or decree of any court or other Governmental Authority binding upon the Company and do not violate, or require any consent not obtained under, any contractual obligation applicable to or binding upon the Company, and that the Agreement constitutes a valid and legally binding obligation of the Banks.

               Based upon the foregoing, and subject to the qualifications and comments set forth below, we are of the opinion that, insofar as the law of the State of New York is concerned, the Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, except that we express no opinion as to (a) subsection 9.15(b) of the Agreement insofar as it relates to an action brought in the United States District Court for the Southern District of New York and note that such matters may be raised by such court;
(b) any indemnification obligations of the Company under the Agreement to the extent such obligations might be deemed to be inconsistent with public policy;
(c) any provision of the Agreement that purports to establish an evidentiary standard for determinations by the Banks or the Administrative Agent; or (d) any setoff right contained in subsection 9.8 or 9.9 of the Agreement authorizing any Bank to set off and apply deposits at any time held, and any other indebtedness at any time owing, by such Bank to or for the account of any party against any participation transferred to or by such Bank.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.

               This opinion has been rendered solely for your benefit in connection with the Agreement and the transactions contemplated thereby and may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent or furnished to any other person, firm or corporation other than any assignee or participant under the Agreement or any bank examiner or other regulatory authority without our prior written consent.

                                    Very truly yours,


                                    SIMPSON THACHER & BARTLETT

                                  SCHEDULE I

                                   THE BANKS

                                                                EXHIBIT A-2 TO
                                                 COMMITMENT TRANSFER AGREEMENT



                      [FORM OF OPINION OF GENERAL COUNSEL
                                      of
                                 THE COMPANY]


                                                                April 26, 1996


To:     Chemical Bank, as administrative agent
        270 Park Avenue
        New York, New York  10017

        The Banks parties to the Agreement referred to below

Dear Sirs:

               I am General Counsel of Chrysler Financial Corporation, a Michigan corporation (the "Company"), and have acted as counsel to the Company in connection with the execution and delivery of the Commitment Transfer Agreement, dated as of April 26, 1996 (the "Agreement"), among Chrysler Financial Corporation (the "Company"), the Banks parties thereto, and Chemical Bank, as administrative agent. This opinion is delivered to you pursuant to subsection 4.1(e)(ii) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

               In connection with this opinion, I, or members of my staff, have examined executed copies (or telecopies of signature pages) of the Agreement and such corporate documents and records of the Company, and certificates of public officials and officers of the Company, and such other documents, as I, or members of my staff, have deemed necessary or appropriate for the purposes of this opinion. For the purposes of this opinion, I have assumed (i) the genuineness of all signatures of, and the authority of, Persons signing the Agreement on behalf of parties thereto other than the Company, (ii) the authenticity of all documents submitted to me as originals,
(iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and (iv) the due authorization, execution and delivery of the Agreement by the parties thereto other than Company.

               My opinions expressed herein are limited to the laws of the State of Michigan, the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America (the "Specified Laws"), and I do not express any opinion herein concerning any other law (including, without limitation, any law of any political subdivision of the foregoing States). For the purposes of this opinion I have assumed that the laws of the State of New York are identical to the laws of the State of Michigan.

               Based upon the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

               1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and is duly qualified as a foreign corporation to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of business transacted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

               2. The Agreement has been duly executed and delivered on behalf of the Company. The execution, delivery and performance by the Company of the Agreement (a) are within the corporate powers of the Company,
        (b) have been duly authorized by all necessary corporate action, and
        (c) do not contravene (i) the charter or by-laws of the Company, (ii) any law, rule, or regulation under the Specified Laws presently in effect which affects or binds the Company or any of its respective properties (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or, to the best of my knowledge, any order, writ, judgment, injunction, decree, determination or award presently in effect which affects or binds the Company or any of its respective properties or (iii) to the best of my knowledge, any Contractual Obligation to which the Company is a party; except to the extent that such contravention, in case of either clause
        (ii) or (iii), would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole or on the ability of the Company to fulfill its obligations under the Agreement or on the rights and remedies of the Administrative Agent or the Banks thereunder.

               3. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority under the Specified Laws is required to be obtained or made by the Company for the due execution, delivery and performance by the Company of the Agreement.

               4. To the best of my knowledge after due inquiry, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to the Agreement, or (b) which would, if adversely determined, have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

               5. The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               6. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               7. Neither the Administrative Agent nor the Banks will become subject to any income, franchise or other tax imposed by a Governmental Authority of the State of Michigan solely by reason of the transactions contemplated by the Agreement.

               I express no opinion as to (a) the effect of any laws other than the Specified Laws which limit the rates of interest legally chargeable or collectible; (b) any obligation of any party to the Agreement to indemnify other Persons to the extent such obligation might be deemed to be inconsistent with public policy; (c) any setoff right contained in subsection 9.9 of the Agreement authorizing any Bank to set off and apply deposits at any time held, and any other indebtedness at any time owing, by such Bank to or for the account of any party against any participation transferred to or by such Bank;
(d) any agreement to pay interest on interest; (e) subsection 9.15(b) of the Agreement insofar as it relates to an action brought in the United States District Court for the Southern District of New York and note that such matters may be raised by such court; or (f) any provision of the Agreement that purports to establish an evidentiary standard for determinations by the Banks.

               This opinion is given as of the date hereof and I undertake no obligation to notify you of any changes in law or fact occurring after the date hereof. This opinion is furnished to you solely in connection with the execution and delivery of the Agreement and may not be furnished to any other person, firm or corporation other than any assignee or participant under the Agreement or any bank examiner or other regulatory authority without my prior written consent and may not be relied upon by any one other than you, the other counsel providing legal opinions to you pursuant to subsection 4.1(e) of the Agreement, and by you and such other counsel only in connection with the execution and delivery of the Agreement.

                                                   Very truly yours,

                                                                  EXHIBIT B TO
                                                 COMMITMENT TRANSFER AGREEMENT

                         [FORM OF NEW BANK SUPPLEMENT]


               SUPPLEMENT, dated ________, to the Commitment Transfer Agreement, dated as of April 26, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among CHRYSLER FINANCIAL CORPORATION (the "Company"), the Banks parties thereto and CHEMICAL BANK, as administrative agent.


                             W I T N E S S E T H :


               WHEREAS, the Agreement provides in subsection 9.10 that any commercial bank, although not originally a party thereto, may become a party to the Agreement with the consent of the Company by executing and delivering to the Company and the Administrative Agent a supplement to the Agreement in substantially the form of this Supplement; and

               WHEREAS, the undersigned was not an original party to the Agreement but now desires to become a party thereto;

               NOW, THEREFORE, the undersigned hereby agrees as follows:

               1. The undersigned agrees to be bound by the provisions of the Agreement, and agrees that it shall, on the date this Supplement is accepted by the Company and the Administrative Agent, become a Bank for all purposes of the Agreement to the same extent as if originally a party thereto.

               2. The amount of the Commitment of the undersigned shall be $___________.

               3. The undersigned's address for notices for the purposes of the Agreement is as follows:




               4. The undersigned's Chrysler Financial Corporation Clearing Account No. is _________, and the name of the Automated Clearing House member at which such Clearing Account is located is
         _____________.

               5. Terms defined in the Agreement shall have their defined meanings when used herein.

               IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                            [INSERT NAME OF BANK]



                                            By____________________________
                                              Title:


Accepted this ____ day of
_____________, 199_

CHRYSLER FINANCIAL CORPORATION



By___________________________
  Title:



Accepted this ___ day of
_____________, 199_

CHEMICAL BANK, as Administrative Agent



By___________________________
  Title:

                                                                  EXHIBIT C TO
                                                 COMMITMENT TRANSFER AGREEMENT


                              [FORM OF ADDENDUM]

                   ADDENDUM TO COMMITMENT TRANSFER AGREEMENT


               The undersigned Bank (i) agrees to all of the provisions of the Commitment Transfer Agreement dated as of April 26, 1996 (as amended, supplemented or otherwise modified from time to time, the "Commitment Transfer Agreement") among Chrysler Financial Corporation (the "Company"), the Banks parties thereto, and Chemical Bank, as administrative agent, and (ii) becomes a party thereto, as a Bank, with an obligation to make Loans to the Company in an aggregate principal amount not to exceed such Bank's Transferred Commitment at such time set forth opposite such Bank's name in the most recent notice with respect thereto delivered by Chrysler Corporation pursuant to the Chrysler Agreement, as such amount may be reduced or increased from time to time as provided in the Commitment Transfer Agreement. Unless otherwise defined herein, capitalized terms defined in the Commitment Transfer Agreement shall have their respective defined meanings herein.

               Set forth below is our address for notices for the purposes of subsection 9.2 of the Commitment Transfer Agreement:

        Address for Notices:  __________________________________________

                    __________________________________________

                             Attention:
                             Telecopy:


        Clearing Account No.________________________________________________

        Name of Automated Clearing House Member
        at which Clearing Account is Located:_______________________________



                             Name of Bank ____________________________________

As of April 26, 1996            By____________________________________________
                                   Title:

                                                                  EXHIBIT D TO
                                                 COMMITMENT TRANSFER AGREEMENT


                         [FORM OF CLOSING CERTIFICATE]

                              CLOSING CERTIFICATE


               Pursuant to subsections 4.1(b), (c) and (d) of the Commitment Transfer Agreement dated as of April 26, 1996 (the "Agreement"; unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement) among CHRYSLER FINANCIAL CORPORATION (the "Company"), the Banks parties thereto, and CHEMICAL BANK, as administrative agent, the undersigned ________ of the Company hereby certifies as follows:

               1. The representations and warranties of the Company contained in the Agreement or in any certificate, document or financial or other statement furnished by or on behalf of the Company pursuant to or in connection with the Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

               2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof; and

               3. ____________________ is and at all times since
        _____________________ 19__, has been the duly elected and qualified [Assistant] Secretary of the Company and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Company hereby certifies as follows:

               4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Company;

               5. The Company is a corporation duly organized, validly existing and in good standing under the laws of Michigan;

               6. Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Company on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein;

               7. Attached hereto as Exhibit B is a complete and correct copy of the by-laws of the Company as in effect at all times since _________________, 19__ to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of the Company as in effect at all times since ___________________, 19__ to and including the date hereof; and

               8. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since ________________, 19__ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Agreement and any certificate or other document to be delivered by the Company pursuant to the
        Agreement:

        Name                      Office                      Signature

______________________          [________]              _____________________


______________________     [Assistant] Secretary        _____________________


        IN WITNESS WHEREOF, the undersigned have hereto set our names.





                            _____________________________
Title:  [___________]                        Title:  [Assistant] Secretary

Date:  April 26, 1996

                                                                  EXHIBIT E TO
                                                 COMMITMENT TRANSFER AGREEMENT


                                [FORM OF NOTE]

                                     NOTE


$ _______________                                           New York, New York
                                                            _________ __, 19__


               FOR VALUE RECEIVED, the undersigned, CHRYSLER FINANCIAL CORPORATION, a Michigan corporation (the "Company"), hereby promises to pay to the order of (the "Bank") on the Termination Date at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ____________ Dollars ($________) or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to subsection 2.1 of the Agreement as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates determined in accordance with subsection 2.7 of such Agreement.

        The holder of this note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of each Loan made pursuant to the Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company in respect of any Loan.

        This note (a) has been issued pursuant to subsection 9.7(e) of the Commitment Transfer Agreement, dated as of April 26, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Company, the Bank, the other banks parties thereto and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Agreement and
(c) is subject to prepayment in whole or in part as provided in the Agreement.

        Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement.

        All parties now and hereafter liable with respect to this note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CHRYSLER FINANCIAL CORPORATION

By:___________________________
     Title:


                              Schedule A to Note

               BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS

                                                     (4)              (5)
                   (2)                         Amount of Base      Amount of           (6)              (7)
             Balance Forward                     Rate Loans     Eurodollar Loans Amount of Base  Unpaid Principal
            from Column (7) of       (3)       Converted into   Converted into     Rate Loans      Balance Base         (8)
   (1)          Preceding      Amount of Base  Eurodollar Loans Base Rate Loans      Repaid            Rate          Notation
  Date            Line         Rate Loan (add)   (subtract)          (add)         (subtract)          Loans          Made By
 -------    ------------------ --------------  ----------------  --------------- --------------   ---------------    --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------

 -------      ------------       ---------       ----------       ----------       ----------       ---------        --------


                              Schedule B to Note

              EURODOLLAR LOANS AND REPAYMENT OF EURODOLLAR LOANS

                                                       (5)
                                                    Amount of        (6)
                                                   Eurodollar     Amount of
                 (2)                                  Loans       Base Rate         (7)             (8)
               Balance         (3)                  Converted       Loans        Amount of   Unpaid Principal
            Forward from    Amount of      (4)      into Base  Converted into   Eurodollar        Balance            (9)
    (1)     Column (8) of  Eurodollar    Interest  Rate Loans    Eurodollar    Loans Repaid     Eurodollar        Notation
   Date    Preceding Line  Loan (add)     Period   (subtract)    Loans (add)    (subtract)         Loans           Made By
   ----    --------------  ----------    --------  ----------  --------------  ------------   ---------------     --------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   -----------    -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------

 --------   ------------   -----------             ----------   ------------   -------------   -------------   --------------